ALPHA WIRELESS BROADBAND INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

                     (AS APPROVED BY THE BOARD OF DIRECTORS)

THIS CODE APPLIES TO EVERY DIRECTOR, OFFICER (INCLUDING THE CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER), AND EMPLOYEE & CERTAIN OUTSIDE ADVISORS & CONSULTANTS OF THE "COMPANY".

To further the Company's fundamental principles of honesty, loyalty, fairness and forthrightness, the board of directors of the Company (the "BOARD :") has established and adopted this Code of Business Conduct and Ethics (this "CODE").

This  Code strives to deter wrongdoing and promote the following six objectives:

     -  honest  and  ethical  conduct;

     -  avoidance  of  conflicts  of  interest;

     -  full,  fair,  accurate,  timely  and  transparent  disclosure;

     - compliance with applicable government and self-regulatory organization laws, rules and regulations;

     -  prompt  internal  reporting  of  Code  violations;  and

     -  accountability  for  compliance  with  the  Code.

Below, we discuss situations that require application of our fundamental principles and promotion of our objectives. If you believe there is a conflict between this Code and a specific procedure, please consult the Company's board of directors for guidance.

Each of our directors, officers and employees & outside consultants/advisors is expected to:

 -  understand the requirements of your position, including Company expectations
and  governmental            rules  and regulations that apply to your position;

     -  comply  with  this  Code and all applicable laws, rules and regulations;

     -  report  any  violation  of  this  Code  of  which  you become aware; and

     -  be  accountable  for  complying  with  this  Code.

ETHICS  ADMINISTRATOR

All  matters  concerning  this  Code  shall  be heard by the board of directors.

ACCOUNTING  POLICIES

The Company will make and keep books, records and accounts, which in reasonable detail accurately and fairly present the Company's transactions.

All directors, officers, employees and other persons are prohibited from directly or indirectly falsifying or causing to be false or misleading any financial or accounting book, record or account. You and others are expressly prohibited from directly or indirectly manipulating an audit, and from destroying or tampering with any record, document or tangible object with the intent to obstruct a pending or contemplated audit, review or federal investigation. The commission of, or participation in, one of these prohibited activities or other illegal conduct will subject you to federal penalties, as well as to punishment, up to and including termination of employment.

No director, officer or employee of the Company may directly or indirectly make or cause to be made a materially false or misleading statement, or omit to state, or cause another person to omit to state, any material fact necessary to make statements made not misleading, in connection with the audit of financial statements by independent accountants, the preparation of any required reports whether by independent or internal accountants, or any other work which involves or relates to the filing of a document with the Securities and Exchange Commission ("SEC").

AMENDMENTS  AND  MODIFICATIONS  OF  THIS  CODE

There shall be no amendment or modification to this Code except upon approval by the board of directors.

In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be posted on the Company's website within two days of the board vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notice posted on the website shall remain there for a period of twelve months and shall be retained in the Company's files as required by law.

ANTI-BOYCOTT  AND  U.S.  SANCTIONS  LAWS

The Company must comply with anti-boycott laws of the United States, which prohibit it from participating in, and require us to report to the authorities any request to participate in, a boycott of a country or businesses within a country. If you receive such a request, report it to your immediate superior, our CEO, or to the chairman of the board of directors. We will also not engage in business with any government, entity, organization or individual where doing so is prohibited by applicable laws.

ANTITRUST  AND  FAIR  COMPETITION  LAWS

The purpose of antitrust laws of the United States and most other countries is to provide a level playing field to economic competitors and to promote fair competition. No director, officer or employee, under any circumstances or in any context, may enter into any understanding or agreement, whether express or implied, formal or informal, written or oral, with an actual or potential competitor, which would illegally limit or restrict in any way either party's actions, including the offers of either party to any third party. This prohibition includes any action relating to prices, costs, profits, products, services, terms or conditions of sale, market share or customer or supplier classification or selection.

It is our policy to comply with all U.S. antitrust laws. This policy is not to be compromised or qualified by anyone acting for or on behalf of our Company. You must understand and comply with the antitrust laws as they may bear upon your activities and decisions. Anti-competitive behavior in violation of antitrust laws can result in criminal penalties, both for you and for the Company. Accordingly, any question regarding compliance with antitrust laws or your responsibilities under this policy should be directed to our CEO or the chairman of the board of directors, who may then direct you to our legal counsel. Any director, officer or employee found to have knowingly participated in violating the antitrust laws will be subject to disciplinary action, up to and including termination of employment.

Below are some scenarios that are prohibited and scenarios that could be prohibited for antitrust reasons. These scenarios are not an exhaustive list of all prohibited and possibly prohibited antitrust conduct. Again, when in doubt about any situation, whether it is discussed below or not, you should consult with our CEO or the chairman of the board of directors, who may then direct you to our legal counsel.

The following scenarios are prohibited for antitrust or anti-competition reasons:

-  proposals  or  agreements  or  understanding-express  or  implied,  formal or
informal,  written  or  oral-with       any  competitor regarding  any aspect of
competition  between the Company and the competitor  for sales to third parties;

- proposals or agreements or understanding with customers which restrict the price or other terms at which the customer may resell or lease any product to a third party; or

- proposals or agreements or understanding with suppliers which restrict the price or other terms at which the Company may resell or lease any product or service to a third party.

The following business arrangements could raise anti-competition or antitrust law issues. Before entering into them, you must consult with our CEO or the chairman of the board of directors, who may then direct you to our legal counsel:

 -  exclusive  arrangements  for  the  purchase or sale of products or services;

 -  bundling  of  goods  and  services;

 - technology licensing agreements that restrict the freedom of the licensee or licensor; or

 - agreements to add an employee of the Company to another entity's board of Directors.

BRIBERY

You are strictly forbidden from offering, promising or giving money, gifts, loans, rewards, favors or anything of value to any governmental official, employee, agent or other intermediary (either inside or outside the United States) which is prohibited by law. Those paying a bribe may subject the Company and themselves to civil and criminal penalties. When dealing with government customers or officials, no improper payments will be tolerated. If you receive any offer of money or gifts that is intended to influence a business decision, it should be reported to your supervisor, our CEO or the chairman of the board of directors immediately.

The Company prohibits improper payments in all of its activities, whether these activities are with governments or in the private sector.

COMPLIANCE  WITH  LAWS,  RULES  AND  REGULATIONS

The Company's goal and intention is to comply with the laws, rules and regulations by which we are governed. In fact, we strive to comply not only with requirements of the law but also with recognized compliance practices. All illegal activities or illegal conduct are prohibited whether or not they are specifically set forth in this Code.

Where law does not govern a situation or where the law is unclear or conflicting, you should discuss the situation with your supervisor, our CEO or the chairman of the board of directors, who may then direct you to our legal counsel. Business should always be conducted in a fair and forthright manner. Directors, officers and employees are expected to act according to high ethical standards.

COMPUTER  AND  INFORMATION  SYSTEMS

For business purposes, officers and employees are provided telephones and computer workstations and software, including network access to computing systems such as the Internet and e-mail, to improve personal productivity and to efficiently manage proprietary information in a secure and reliable manner. You must obtain the permission from your supervisor or our CEO to install any software on any Company computer or connect any personal laptop to the Company network. As with other equipment and assets of the Company, we are each responsible for the appropriate use of these assets. Except for limited personal use of the Company's telephones and computer/e-mail, such equipment may be used only for business purposes. Officers and employees should not expect a right to privacy of their e-mail or Internet use. All e-mails or Internet use on Company equipment is subject to monitoring by the Company.

CONFIDENTIAL  INFORMATION  BELONGING  TO  OTHERS

You must respect the confidentiality of information, including, but not limited to, trade secrets and other information given in confidence by others, including but not limited to partners, suppliers, contractors, competitors or customers, just as we protect our own confidential information. However, certain restrictions about the information of others may place an unfair burden on the Company's future business. For that reason, directors, officers and employees should coordinate with your supervisor or the CEO to ensure appropriate agreements are in place prior to receiving any confidential third-party information. In addition, any confidential information that you may possess from an outside source, such as a previous employer, must not, so long as such information remains confidential, be disclosed to or used by the Company. Unsolicited confidential information submitted to the Company should be refused, returned to the sender where possible and deleted, if received via the Internet.

CONFIDENTIAL  AND  PROPRIETARY  INFORMATION

It is the Company's policy to ensure that all operations, activities and business affairs of the Company and our business associates are kept confidential to the greatest extent possible. Confidential information includes all non-public information that might be of use to competitors, or that might be harmful to the Company or its customers if disclosed. Confidential and proprietary information about the Company or its business associates belongs to the Company, must be treated with strictest confidence and is not to be disclosed or discussed with others.

Unless otherwise agreed to in writing, confidential and proprietary information includes any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature disclosed to the directors, officers or employees of the Company or otherwise made known to the Company as a consequence of or through employment or association with the Company (including information originated by the director, officer or employee). This can include, but is not limited to, information regarding the Company's business, products, processes, and services. It also can include information relating to research, development, inventions, trade secrets, intellectual property of any type or description, data, business plans, marketing strategies, engineering, contract negotiations, contents of the Company intranet and business methods or practices.

The  following  are examples of information that is not considered confidential:

     - information that is in the public domain to the extent it is readily available;

     - information that becomes generally known to the public other than by disclosure by the Company or a director, officer or employee; or

     - information you receive from a party that is under no legal obligation of confidentiality with the Company with respect to such information.

We have exclusive property rights to all confidential and proprietary information regarding the Company or our business associates. The unauthorized disclosure of this information could destroy its value to the Company and give others an unfair advantage. You are responsible for safeguarding Company information and complying with established security controls and procedures. All documents, records, notebooks, notes, memoranda and similar repositories of information containing information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or our operations and activities made or compiled by the director, officer or employee or made available to you prior to or during the term of your association with the Company, including any copies thereof, unless otherwise agreed to in writing, belong to the Company and shall be held by you in trust solely for the benefit of the Company, and shall be delivered to the Company by you on the termination of your association with us or at any other time we request.

OF  INTEREST

Conflicts  of  interest  can  arise in virtually every area of our operations. A
"conflict of interest" exists whenever an individual's private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. We must strive to avoid conflicts of interest. We must each make decisions solely in the best interest of the Company. Any business, financial or other relationship with suppliers, customers or competitors that might impair or appear to impair the exercise of our judgment solely for the benefit of the Company is prohibited.

Here  are  some  examples  of  conflicts  of  interest:

 FAMILY  MEMBERS--Actions  of  family members may create a conflict of interest.
 ---------------
For example, gifts to family members by a supplier of the Company are considered gifts to you and must be reported. Doing business for the Company with organizations where your family members are employed or that are partially or fully owned by your family members or close friends may create a conflict or the appearance of a conflict of interest. For purposes of this Code "family members" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law or sister-in-law, and adoptive relationships.

GIFTS, ENTERTAINMENT, LOANS, OR OTHER FAVORS--Directors, officers  and employees
--------------------------------------------
shall  not  seek  or  accept personal gain, directly or  indirectly, from anyone
soliciting business from, or doing        business with the Company, or from any
person or entity in competition with us. Examples of such personal gains are gifts, non-business-related trips, gratuities, favors, loans, and guarantees of loans, excessive entertainment or rewards. However, you may accept gifts of a nominal value. Other than common business courtesies, directors, officers, employees and independent contractors must not offer or provide anything to any person or organization for the purpose of influencing the person or organization in their business relationship with us.

Directors, officers and employees are expected to deal with advisors or suppliers who best serve the needs of the Company as to price, quality and service in making decisions concerning the use or purchase of materials, equipment, property or services. Directors, officers and employees who use the Company's advisors, suppliers or contractors in a personal capacity are expected to pay market value for materials and services provided.

OUTSIDE  EMPLOYMENT--Officers  and  employees  may  not  participate in  outside
-------------------
employment, self employment, or serve as officers, directors, partners or consultants for outside organizations, if such activity:

     -  reduces  work  efficiency;

     - interferes with your ability to act conscientiously in our best interest; or

     - requires you to utilize our proprietary or confidential procedures, plans or techniques.

You must inform your supervisor or the CEO of any outside employment, including the employer's name and expected work hours.

You should report any actual or potential conflict of interest involving yourself or others of which you become aware to your supervisor or our CEO.
Officers and directors should report any actual or potential conflict of interest involving yourself or others of which you become aware to the chairman of the board of directors.

CORPORATE  OPPORTUNITIES  AND  USE  AND  PROTECTION  OF  COMPANY  ASSETS

You  are  prohibited  from:

     -  taking  for  yourself,  personally,  opportunities  that  are discovered
through  the  use  of  Company  property,    information  or  position;

     -  using  Company  property,  information or position for personal gain; or

     -  competing  with  the  Company.

You have a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

You are personally responsible and accountable for the proper expenditure of Company funds, including money spent for travel expenses or for customer entertainment. You are also responsible for the proper use of property over which you have control, including both Company property and funds and property that customers or others have entrusted to your custody. Company assets must be used only for proper purposes.

Company property should not be misused. Company property may not be sold, loaned or given away regardless of condition or value, without proper authorization. Each director, officer and employee should protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Company assets should be used only for legitimate business purposes.

DISCIPLINE  FOR  NONCOMPLIANCE  WITH  THIS  CODE

Disciplinary actions for violations of this Code can include oral or written reprimands, suspension or termination of employment or a potential civil lawsuit against you. The violation of laws, rules or regulations, which can subject the Company to fines and other penalties, may result in your criminal prosecution.

DISCLOSURE  POLICIES  AND  CONTROLS

The continuing excellence of the Company's reputation depends upon our full and complete disclosure of important information about the Company that is used in the securities marketplace. Our financial and non financial disclosures and filings with the SEC must be transparent, accurate and timely. Proper reporting of reliable, truthful and accurate information is a complex process involving cooperation between many departments and disciplines. We must all work together to insure that reliable, truthful and accurate information is disclosed to the public.

The Company must disclose to the SEC, current security holders and the investing public information that is required, and any additional information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by our CEO and principal accounting officer. The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by our CEO, principal accounting officer and, upon request, other employees in the disclosure process is a requirement of this Code.

Officers and employees must fully comply with their disclosure responsibilities in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

ENVIRONMENT,  HEALTH  AND  SAFETY

The Company is committed to managing and operating our assets in a manner that is protective of human health and safety and the environment. It is our policy to comply, in all material respects, with applicable health, safety and environmental laws and regulations. Each employee is also expected to comply with our policies, programs, standards and procedures.

FILING  OF  GOVERNMENT  REPORTS

Any reports or information provided, on our behalf, to federal, state, local or foreign governments should be true, complete and accurate. Any omission, misstatement or lack of attention to detail could result in a violation of the reporting laws, rules and regulations.

FOREIGN  CORRUPT  PRACTICES  ACT

The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain, retain or direct business. Accordingly, corporate funds, property or anything of value may not be, directly or indirectly, offered or given by you or an agent acting on our behalf, to a foreign official, foreign political party or official thereof or any candidate for a foreign political office for the purpose of influencing any act or decision of such foreign person or inducing such person to use his influence or in order to assist in obtaining or retaining business for, or directing business to, any person.

You are also prohibited from offering or paying anything of value to any foreign person if it is known or there is a reason to know that all or part of such payment will be used for the above-described prohibited actions. This provision includes situations when intermediaries, such as affiliates, or agents, are used to channel payoffs to foreign officials.

INSIDER  TRADING  OR  TIPPING

Directors, officers and employees who are aware of material, non-public information from or about the Company (an "INSIDER"), are not permitted, directly or through family members or other persons or entities, to:

     - buy or sell securities (or derivatives relating to such securities) of the Company; or

 - pass on, tip or disclose material, nonpublic information to others outside the Company including family and friends.

Such buying, selling or trading of securities may be punished by discipline of up to and including termination of employment; civil actions, resulting in penalties of up to three times the amount of profit gained or loss avoided by the inside trade or stock tip, or criminal actions, resulting in fines and jail time.

Examples of information that may be considered material, non-public information in some circumstances are:

  -  undisclosed  annual,  quarterly  or monthly financial results, a  change in
earnings  or  earnings         projections,  or  unexpected  or unusual gains or
losses  in  major  operations;

     - undisclosed negotiations and agreements regarding mergers, concessions, joint ventures, acquisitions, divestitures, business combinations or tender offers;

     -  undisclosed  major  management  changes;

     - a substantial contract award or termination that has not been publicly disclosed;

     -  a  major  lawsuit  or  claim  that  has  not  been  publicly  disclosed;

     - the gain or loss of a significant customer or supplier that has not been publicly disclosed;

     -  an  undisclosed  filing  of  a  bankruptcy  petition  by  the  Company;

     -  information  that  is  considered  confidential;  and

     -  any  other  undisclosed  information  that could affect our stock price.

The same policy also applies to securities issued by another company if you have acquired material, nonpublic information relating to such company in the course of your employment or affiliation with the Company.

When material information has been publicly disclosed, each insider must continue to refrain from buying or selling the securities in question until the third business day after the information has been publicly released to allow the markets time to absorb the information.

INTELLECTUAL  PROPERTY:  PATENTS,  COPYRIGHTS  AND  TRADEMARKS

Except as otherwise agreed to in writing between the Company and an officer or employee, all intellectual property you conceive or develop during the course of your employment shall be the sole property of the Company. The term intellectual property includes any invention, discovery, concept, idea, or writing whether protectable or not by any United States or foreign copyright, trademark, patent, or common law including, but not limited to designs, materials, compositions of matter, machines, manufactures, processes, improvements, data, computer software, writings, formula, techniques, know-how, methods, as well as improvements thereof or know-how related thereto concerning any past, present, or prospective activities of the Company. Officers and employees must promptly disclose in writing to the Company any intellectual property developed or conceived either solely or with others during the course of your employment and must render any and all aid and assistance, at our expense, to secure the appropriate patent, copyright, or trademark protection for such intellectual property. Copyright laws may protect items posted on a website. Unless a website grants permission to download the Internet content you generally only have the legal right to view the content. If you do not have permission to download and distribute specific website content you should contact your supervisor or our CEO, who may refer you to our legal counsel.

If you are unclear as to the application of this Intellectual Property Policy or if questions arise, please consult with your supervisor or our CEO, who may refer you to our legal counsel.

INVESTOR  RELATIONS  AND  PUBLIC  AFFAIRS

It is very important that the information disseminated about the Company be both accurate and consistent. For this reason, all matters relating to the Company's internal and external communications are handled by our CEO (or, if retained for such purpose, a public relations consultant). Our CEO (or a public relations consultant retained by the Company) is solely responsible for public communications with shareholders, analysts and other interested members of the financial community. Our CEO (or public relations consultant retained by the Company) is also solely responsible for our marketing and advertising activities and communication with employees, the media, local communities and government officials. Our CEO serves as the Company's spokesperson in both routine and crisis situations.

We will not allow retaliation against an employee for reporting a possible violation of this Code in good faith. Retaliation for reporting a federal offense is illegal under federal law and prohibited under this Code. Retaliation for reporting any violation of a law, rule or regulation or a provision of this Code is prohibited.
Retaliation will result in discipline, up to and including termination of employment, and may also result in criminal prosecution. However, if a reporting individual was involved in improper activity the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, we may consider the conduct of the reporting individual in reporting the information as a mitigating factor in any disciplinary decision.

POLITICAL  CONTRIBUTIONS

You must refrain from making any use of Company, personal or other funds or resources on behalf of the Company for political or other purposes which are improper or prohibited by the applicable federal, state, local or foreign laws, rules or regulations. Company contributions or expenditures in connection with election campaigns will be permitted only to the extent allowed by federal, state, local or foreign election laws, rules and regulations.

You are encouraged to participate actively in the political process. We believe that individual participation is a continuing responsibility of those who live in a free country.

PROHIBITED  SUBSTANCES

We have policies prohibiting the use of alcohol, illegal drugs or other prohibited items, including legal drugs which affect the ability to perform one's work duties, while on Company premises. We alsoprohibit the possession or use of alcoholic beverages, firearms, weapons or explosives on our property. You are also prohibited from reporting to work while under the influence of alcohol or illegal drugs. We reserve the right to perform pre-employment and random drug testing on employees, as permitted by law.

RECORD  RETENTION

The alteration, destruction or falsification of corporate documents or records may constitute a criminal act. Destroying or altering documents with the intent to obstruct a pending or anticipated official government proceeding is a criminal act and could result in large fines and a prison sentence of up to 20 years. Document destruction or falsification in other contexts can result in a violation of the federal securities laws or the obstruction of justice laws.


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REPORTING  VIOLATIONS  OF  THIS  CODE

You should be alert and sensitive to situations that could result in actions that might violate federal, state, or local laws or the standards of conduct set forth in this Code. If you believe your own conduct or that of a fellow employee may have violated any such laws or this Code, you have an obligation to report the matter.

Generally, you should raise such matters first with an immediate supervisor. However, if you are not comfortable bringing the matter up with your immediate supervisor, or do not believe the supervisor has dealt with the matter properly, then you should raise the matter with our CEO who may, if a law, rule or regulation is in question, then refer you to our legal counsel. The most important point is that possible violations should be reported and we support all means of reporting them.

Directors and officers should report any potential violations of this Code to the chairman of the board of directors or to our legal counsel.

WAIVERS

There shall be no waiver of any part of this Code for any director or officer except by a vote of the board of directors. In case a waiver of this Code is granted to a director or officer, the notice of such waiver shall be posted on our website within five days of the Board's vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notices posted on our website shall remain there for a period of 12 months and shall be retained in our files as required by law.

CONCLUSION

This Code is an attempt to point all of us at the Company in the right direction, but no document can achieve the level of principled compliance that we are seeking. In reality, each of us must strive every day to maintain our awareness of these issues and to comply with the Code's principles to the best of our abilities. Before we take an action, we must always ask ourselves:

     -  Does  it  feel  right?

     -  Is  this  action  ethical  in  every  way?

     -  Is  this  action  in  compliance  with  the  law?

     -  Could  my  action  create  an  appearance  of  impropriety?

     - Am I trying to fool anyone, including myself, about the propriety of this action?

If an action would elicit the wrong answer to any of these questions, do not take it. We cannot expect perfection, but we do expect good faith. If you act in bad faith or fail to report illegal or unethical behavior, then you will be subject to disciplinary procedures. We hope that you agree that the best course of action is to be honest, forthright and loyal at all times.


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